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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Baldwin Piano & Organ Company:

         We consent to the incorporation by reference in each of the registration statements (File Nos. 33-53809 and 333-3775) on Form S-8 of Baldwin Piano & Organ Company of our report dated February 25, 1997, except as to Note 16, which is as of March 11, 1997, relating to the consolidated balance sheets of Baldwin Piano & Organ Company and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and our report dated February 25, 1997 on the related schedule, which reports are included or incorporated by reference in the December 31, 1996 annual report on Form 10-K of Baldwin Piano & Organ Company.

                                                           KPMG PEAT MARWICK LLP

Cincinnati, Ohio
March 27, 1997